                                                                     EXHIBIT 11
                                                                     Page 1 of 2
                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    THREE MONTHS ENDED
                                                --------------------------
                                                  MARCH 26,     MARCH 27,
                                                    1994          1993
                                                ------------  ------------
 PRIMARY:
   Income before cumulative effect of
     change in accounting principle              $ 3,859,416   $ 2,522,854
   Cumulative effect of change in accounting
     for income taxes                                      -             -
                                                 -----------   -----------
   Net Income                                    $ 3,859,416   $ 2,522,854
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,421,580    17,936,641
                                                 ===========   ===========
   Primary earnings per common share before
     cumulative effect of change in accounting
     principle                                   $       .21   $       .14
   Cumulative effect of change in accounting
     for income taxes                                      -             -
                                                 -----------   -----------
   Primary earnings per common share             $       .21   $       .14
                                                 ===========   ===========

 FULLY DILUTED:
   Income before cumulative effect of
     change in accounting principle              $ 3,859,416   $ 2,522,854
   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                         522,353       526,514
                                                 -----------   -----------

   Fully diluted earnings before cumulative
     effect of change in accounting principle      4,381,769     3,049,368
   Cumulative effect of change in accounting
     for income taxes                                      -             -
                                                 -----------   -----------
   Fully diluted earnings                        $ 4,381,769   $ 3,049,368
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,421,580    17,936,641
     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,375,135     3,375,135
                                                 -----------   -----------
     Weighted average number of common
      shares outstanding as adjusted              21,796,715    21,311,776
                                                 ===========   ===========
   Fully diluted earnings per common share
     before cumulative effect of change in
     accounting principle **                     $       .20   $       .14
   Cumulative effect of change in accounting
     for income taxes                                      -             -
                                                 -----------   -----------
   Fully diluted earnings per common share **    $       .20   $       .14
                                                 ===========   ===========

 *        See Note B of the notes to unaudited interim financial statements.
 ** The effect for the three month period ended March 27, 1993 of the conversion of the Convertible Subordinated Debentures was anti-dilutive and therefore the conversion was not assumed in the fully diluted calculation for this period.

                                                                     EXHIBIT 11
                                                                     Page 2 of 2
                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                     SIX MONTHS ENDED
                                                --------------------------
                                                  MARCH 26,     MARCH 27,
                                                    1994          1993
                                                ------------  ------------
 PRIMARY:
   Income before cumulative effect of
     change in accounting principle              $ 7,704,545   $ 5,034,778
   Cumulative effect of change in accounting
     for income taxes                              3,334,860             -
                                                 -----------   -----------
   Net Income                                    $11,039,405   $ 5,034,778
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,358,174    17,929,879
                                                 ===========   ===========
   Primary earnings per common share before
     cumulative effect of change in accounting
     principle                                   $       .42   $       .28
   Cumulative effect of change in accounting
     for income taxes                                    .18             -
                                                 -----------   -----------
   Primary earnings per common share             $       .60   $       .28
                                                 ===========   ===========

 FULLY DILUTED:
   Income before cumulative effect of
     change in accounting principle              $ 7,704,545   $ 5,034,778
   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                       1,044,708     1,053,026
                                                 -----------   -----------

   Fully diluted earnings before cumulative
     effect of change in accounting principle      8,749,253     6,087,804
   Cumulative effect of change in accounting
     for income taxes                              3,334,860             -
                                                 -----------   -----------
   Fully diluted earnings                        $12,084,113   $ 6,087,804
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,358,174    17,929,879
     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,375,135     3,375,135
                                                 -----------   -----------
     Weighted average number of common
      shares outstanding as adjusted              21,733,309    21,305,014
                                                 ===========   ===========
   Fully diluted earnings per common share
     before cumulative effect of change in
     accounting principle **                     $       .40   $       .28
   Cumulative effect of change in accounting
     for income taxes                                    .16             -
                                                 -----------   -----------
   Fully diluted earnings per common share **    $       .56   $       .28
                                                 ===========   ===========

 *        See Note B of the notes to unaudited interim financial statements.
 ** The effect for the six month period ended March 27, 1993 of the conversion of the Convertible Subordinated Debentures was anti-dilutive and therefore the conversion was not assumed in the fully diluted calculation for this period.





                                       21